Exhibit 99.1

AdTheorent Holding Company, Inc. Reports Third Quarter 2023 Financial Results

Revenue Grows 8.8% Year-over-Year; Adjusted EBITDA Above High End of Outlook

New York, NY — November 7, 2023 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a machine learning pioneer and industry leader using privacy-forward solutions to deliver measurable value for programmatic advertisers, today announced its third quarter 2023 financial results.

Third Quarter 2023 Financial Overview:

•
Revenue was $40.9 million, an 8.8% increase compared to $37.6 million in the third quarter of 2022.
•
Gross profit was $18.9 million, up 4.8%, from $18.0 million in the third quarter of 2022. Gross Profit Margin was 46.2%, compared to 47.9% in the third quarter of 2022.
•
Adjusted Gross Profit* increased $1.6 million, or 6.7%, to $26.4 million compared to the third quarter of 2022. Adjusted Gross Profit Margin was 64.5% compared to 65.8% in the third quarter of 2022.
•
Net loss was $4.2 million compared to net income of $5.7 million in the third quarter of 2022. In the third quarter of 2023, the Company recognized a total of $1.5 million of mark to market gains related to fair value of the Seller's Earn-Out and Warrants liabilities compared to gains of $8.6 million in the third quarter of 2022.
•
Adjusted EBITDA* increased $1.1 million, or 32.0%, to $4.7 million compared to third quarter 2022. Adjusted EBITDA as a percentage of Adjusted Gross Profit of 17.9% represented an increase from 14.5% in the third quarter of 2022.

“We made tangible progress in the third quarter and are encouraged by our return to growth. Results were particularly robust in areas of investment, including self-service, AdTheorent Health, and our algorithm-based Predictive Audience solutions, all of which saw exceptional growth during the quarter, as customers responded enthusiastically to our differentiated offerings,” said James Lawson, CEO of AdTheorent. “We expect this momentum to continue, we remain on track to meet or exceed our full-year projections for 2023, and we are looking ahead to 2024 with optimism.”

Third Quarter and Recent Business and Operating Highlights:

•
The third quarter was the most active quarter to date for AdTheorent’s self-service adoption with a 28% sequential increase in self-service platform revenue and 57% sequential increase in advertiser count.
•
AdTheorent Health momentum accelerated, with 28% year-over-year revenue growth and a 51% sequential increase in advertiser count in the third quarter of 2023; adoption of AdTheorent Health Audiences gained momentum, with 36 active campaigns in the third quarter, up 89% compared to the second quarter.
•
AdTheorent’s algorithm-based and ID-independent predictive audiences continued to yield strong customer adoption with 66 active campaigns in the third quarter.
•
AdTheorent formed a strategic partnership with Hero Media that establishes the first Black-owned demand-side platform (“DSP”) in programmatic advertising, Hero One, combining AdTheorent’s award-winning platform and technology with Hero Media’s media network, exclusive properties, and unique data and insights, allowing platform users to reach diverse audiences at scale.

•
AdTheorent Health Audiences received Neutronian's Quality Index (“NQI”) Certification based on AdTheorent’s superior capabilities in areas including: consent and compliance, data quality and sourcing transparency, privacy and performance.
•
AdTheorent received prestigious industry recognition in third quarter including:
•
AdTheorent was named “Best Buy-Side Programmatic Platform” in the Digiday Technology Awards.
•
AdTheorent Health won a “Programmatic Marketing Innovation Award” in the MarTech Breakthrough Awards.
•
AdTheorent was named a 2023 Crain’s Best Places to Work in New York City, marking the Company’s 10th consecutive year receiving this recognition.

*We prepare our consolidated financial statements in accordance with the U.S. generally accepted accounting principles (“GAAP”). Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Fourth Quarter and Full-Year 2023 Financial Outlook:

The Company's growth may continue to be impacted in the remainder of 2023 by macroeconomic factors beyond its control, such as inflationary pressures and recessionary fears. Based on the current business environment, recent performance and the current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, the Company's outlook for the fourth quarter and full-year 2023 includes the following:

Fourth quarter 2023:

•
Revenue in the range of $55.0 million to $57.0 million.
•
Adjusted Gross Profit* of at least 64% of revenue.
•
Adjusted EBITDA* in the range of $10.0 million to $11.5 million.

Full-year ending December 31, 2023:

•
Revenue growth compared to 2022.
•
Adjusted Gross Profit* between 64% to 65% of revenue.
•
Adjusted EBITDA* margin of between 16% and 19%.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on net income or to reconcile its Adjusted EBITDA guidance to net income without unreasonable efforts. Similarly, although the Company provides guidance for Adjusted Gross Profit, it is not able to provide guidance for Gross Profit, the most directly comparable GAAP measure. Certain elements of the composition of Gross Profit, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on Gross Profit or to reconcile its Adjusted Gross Profit guidance to Gross Profit without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income and Gross Profit, which could be material to future results.

About AdTheorent:

AdTheorent uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's advanced machine learning-powered media buying platform powers its predictive targeting, predictive audiences, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals. AdTheorent is headquartered in New York, with fourteen locations across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named “Best Buy-Side Programmatic Platform” in the 2023 Digiday Technology Awards and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years.Additionally, AdTheorent is the only seven-time recipient of Frost & Sullivan's “Digital Advertising Leadership Award.” In September 2023, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the tenth consecutive year. AdTheorent ranked tenth in the Large Employer Category and 26th Overall in 2023. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, November 7, 2023, to discuss its third quarter 2023 financial results and business highlights. The conference call can be accessed by dialing (800) 715-9871 from the United States and Canada or (646) 307-1963 International with Conference ID 7894988. The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 11:59 p.m. ET on Tuesday, November 14, 2023, a telephone replay will be available by dialing (800) 770-2030 from the United States and Canada, or (609) 800-9909 International with Conference ID 7894988. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding inflationary pressures and recessionary fears.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

David DeStefano, ICR

AdTheorentIR@icrinc.com

(203) 682-8383

Press Contact:

Melanie Berger, AdTheorent

Press@adtheorent.com

(850) 567-0082

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$74,339	$72,579
Accounts receivable, net	48,693	56,027
Income tax recoverable	177	145
Prepaid expenses	2,673	1,466
Total current assets	125,882	130,217
Property and equipment, net	465	520
Operating lease right of use assets	4,987	5,732
Investment in SymetryML Holdings	636	789
Customer relationships, net	1,119	4,475
Other intangible assets, net	7,854	6,708
Goodwill	34,842	34,842
Deferred income taxes, net	12,067	6,962
Other assets	308	359
Total assets	$188,160	$190,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,294	$9,479
Accrued compensation	5,117	8,939
Accrued expenses	5,076	6,224
Operating lease liabilities, current	1,265	1,265
Total current liabilities	21,752	25,907
Warrants	862	2,298
Seller's Earn-Out	23	773
Operating lease liabilities, non-current	5,253	6,201
Total liabilities	27,890	35,179
Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	89,746	83,566
Retained earnings	70,515	71,850
Total stockholders' equity	160,270	155,425
Total liabilities and stockholders’ equity	$188,160	$190,604

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$40,890	$37,584	$111,151	$114,301
Operating expenses:
Platform operations	22,019	19,581	61,141	58,207
Sales and marketing	11,119	11,127	32,050	32,540
Technology and development	3,794	3,955	10,453	12,393
General and administrative	4,113	4,729	11,638	15,433
Total operating expenses	41,045	39,392	115,282	118,573
Loss from operations	(155)	(1,808)	(4,131)	(4,272)
Interest income (expense), net	707	97	1,750	(59)
Gain on change in fair value of Seller's Earn-Out	225	2,901	750	15,664
Gain on change in fair value of warrants	1,290	5,674	1,436	8,261
Gain on deconsolidation of SymetryML	—	—	—	1,939
Loss on change in fair value of SAFE Notes	—	—	—	(788)
Gain (loss) on fair value of investment in SymetryML Holdings	5	(39)	(153)	(49)
Other expense, net	(12)	(5)	(49)	(24)
Total other income, net	2,215	8,628	3,734	24,944
Net income (loss) before income taxes	2,060	6,820	(397)	20,672
(Provision) benefit for income taxes	(6,254)	(1,095)	(938)	540
Net (loss) income	$(4,194)	$5,725	$(1,335)	$21,212
Less: Net loss attributable to noncontrolling interest	—	—	—	550
Net (loss) income attributable to AdTheorent Holding Company, Inc.	$(4,194)	$5,725	$(1,335)	$21,762
(Loss) earnings per share:
Basic	$(0.05)	$0.07	$(0.02)	$0.25
Diluted	$(0.05)	$0.06	$(0.02)	$0.23
Weighted-average common shares outstanding:
Basic	88,175,813	86,492,025	87,869,345	86,003,514
Diluted	88,175,813	92,122,421	87,869,345	92,885,851

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net (loss) income	$(1,335)	$21,212
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Provision for credit losses	10	240
Amortization expense	6,473	5,872
Depreciation expense	146	143
Amortization of debt issuance costs	42	42
Gain on change in fair value of Seller's Earn-Out	(750)	(15,664)
Gain on change in fair value of warrants	(1,436)	(8,261)
Gain on deconsolidation of SymetryML	—	(1,939)
Loss on change in fair value of SAFE Notes	—	788
Loss on fair value of investment in SymetryML Holdings	153	49
Deferred tax benefit	(5,105)	(5,455)
Equity-based compensation	5,924	8,627
Seller's Earn-Out equity-based compensation	—	1,364
Changes in operating assets and liabilities:
Accounts receivable	7,324	13,103
Income taxes recoverable	(32)	(4)
Prepaid expenses and other assets	(453)	337
Accounts payable	775	(3,911)
Accrued compensation, accrued expenses, and other liabilities	(5,918)	(8,104)
Net cash provided by operating activities	5,818	8,439
Cash flows from investing activities
Capitalized software development costs	(3,969)	(2,008)
Purchase of property and equipment	(88)	(311)
Decrease in cash from deconsolidation of SymetryML	—	(69)
Net cash used in investing activities	(4,057)	(2,388)
Cash flows from financing activities
Cash received for exercised options	150	346
Payment of revolver borrowings	—	(39,017)
Proceeds from SAFE Notes	—	200
Proceeds from SymetryML preferred stock issuance	—	400
Taxes paid related to net settlement of restricted stock awards	(466)	(231)
Proceeds from employee stock purchase plan	315	—
Net cash used in financing activities	(1)	(38,302)
Net increase (decrease) in cash and cash equivalents	1,760	(32,251)
Cash and cash equivalents at beginning of period	72,579	100,093
Cash and cash equivalents at end of period	$74,339	$67,842

Non-GAAP Financial Measures

The Company uses financial measures that are not calculated in accordance with GAAP including Adjusted EBITDA and Adjusted Gross Profit. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a percentage of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate AdTheorent's business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate the Company's operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. The Company believes this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, the Company adds back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to Adjusted Gross Profit for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Revenue	$40,890	$37,584	$111,151	$114,301
Less: Platform operations	22,019	19,581	61,141	58,207
Gross Profit	18,871	18,003	50,010	56,094
Add back: Other platform operations	7,519	6,739	21,319	19,979
Adjusted Gross Profit	$26,390	$24,742	$71,329	$76,073

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by us as net (loss) income, before interest (income) expense, net; depreciation, amortization; and income tax provision (benefit). Adjusted EBITDA is defined as EBITDA before equity-based compensation expense, transaction costs, non-core operations and other non-recurring items. Net (loss) income is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by the Company's management and board to understand and evaluate its operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. The Company believes that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, the Company believes that these measures provide useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board.

The following table sets forth a reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands)
Net (loss) income	$(4,194)	$5,725	$(1,335)	$21,212
Interest (income) expense, net	(707)	(97)	(1,750)	59
Tax provision (benefit)	6,254	1,095	938	(540)
Depreciation and amortization	2,317	1,973	6,619	6,015
EBITDA	$3,670	$8,696	$4,472	$26,746
Equity-based compensation	2,584	2,783	5,924	8,627
Seller's Earn-Out equity-based compensation	—	373	—	1,364
Transaction costs (1)	—	—	166	(131)
Gain on change in fair value of Seller's Earn-Out (2)	(225)	(2,901)	(750)	(15,664)
Gain on change in fair value of warrants (3)	(1,290)	(5,674)	(1,436)	(8,261)
Gain on deconsolidation of SymetryML (4)	—	—	—	(1,939)
Loss on change in fair value of SAFE Notes (5)	—	—	—	788
(Gain) loss on fair value of investment in SymetryML Holdings	(5)	39	153	49
Separation expense related to headcount reductions	—	270	—	270
Non-core operations (6)	—	—	—	351
Adjusted EBITDA	$4,734	$3,586	$8,529	$12,200

(1)
Includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the “Business Combination”) on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gain represents the decrease in fair value of the Seller's Earn-Out in the three and nine months ended September 30, 2023 and 2022
(3)
In connection with the Business Combination, a liability for warrants was recorded. The gain represents the decrease in fair value of the warrants in the three and nine months ended September 30, 2023 and 2022.
(4)
On March 31, 2022, the Company deconsolidated SymetryML which resulted in a gain. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of September 30, 2023, filed today, for more information.
(5)
On March 31, 2022, the SAFE Notes (defined below) were valued which resulted in a loss. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of September 30, 2023, filed today, for more information.
(6)
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. The Company periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Notes”) with several parties. The Company viewed SymetryML operations as non-core, and did not fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, the Company deconsolidated SymetryML. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of September 30, 2023, filed today, for more information.

The following table presents Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(In thousands, except percentages)
Gross Profit	$18,871	$18,003	$50,010	$56,094
Net (loss) income	$(4,194)	$5,725	$(1,335)	$21,212
Net (loss) income as a percentage of Gross Profit	-22.2%	31.8%	-2.7%	37.8%
Adjusted Gross Profit	$26,390	$24,742	$71,329	$76,073
Adjusted EBITDA	$4,734	$3,586	$8,529	$12,200
Adjusted EBITDA as a percentage of Adjusted Gross Profit	17.9%	14.5%	12.0%	16.0%
Gross Profit	$18,871	$18,003	$50,010	$56,094
Revenue	$40,890	$37,584	$111,151	$114,301
Gross Profit as a percentage of Revenue	46.2%	47.9%	45.0%	49.1%
Revenue	$40,890	$37,584	$111,151	$114,301
Adjusted Gross Profit	$26,390	$24,742	$71,329	$76,073
Adjusted Gross Profit as a percentage of Revenue	64.5%	65.8%	64.2%	66.6%